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                                                                    EXHIBIT 99.1

                        METROMEDIA FIBER NETWORK GOES WEST,
                          ANNOUNCES MAJOR EXPANSION INTO
                     SAN FRANCISCO BAY AREA AND SILICON VALLEY

Company Also Gains Inter-city Links Connecting East and West Coasts


New York--July 16, 1998--Metromedia Fiber Network, Inc. (MFNX:Nasdaq) today announced plans to expand its intra-city dark fiber network infrastructure to a strategic West Coast corridor, adding the San Francisco Bay Area and Silicon Valley to the growing list of Tier One markets in which the Company plans to offer local fiber optic infrastructure. The planned network is intended to cover in excess of 150 route miles, ringing the Bay Area, including many vital Silicon Valley cities, such as San Jose and Santa Clara, and encompassing key areas in downtown San Francisco. The Company has recently signed a conduit agreement within the Bay Area Rapid Transit (BART) right-of-way for a portion of the network and plans to start the fiber optic build process immediately.

The Company also announced the signing of a fiber swap agreement with fONOROLA, a leading Canadian telecommunications company, and fiber swap and related agreements with Pacific Fiber Link, L.L.C., enabling Metromedia Fiber Network to connect its existing fiber optic infrastructure in the Northeast Corridor and Chicago to the San Francisco Bay Area. These agreements will give the Company the ability to provide seamless connectivity from coast to coast. Customers utilizing Metromedia Fiber Network's intra-city infrastructure on both coasts will be able to use the Company's inter-city links to connect locations in San Francisco to locations in Chicago and New York and across the Atlantic Ocean to London.

"This expansion means that carriers and corporations, including the high-tech companies in San Francisco and Silicon Valley's data-intensive communities, will be able to take advantage of our unique unmetered, unlimited bandwidth offering, which is already being met with great enthusiasm in the Northeast," said Howard Finkelstein, President of Metromedia Fiber Network. "Increasingly organizations want to implement the latest high-tech applications, and our service offerings allow them to increase bandwidth as they need it in order to utilize advanced technologies, such as ATM or voice over IP, in a cost-effective way. When completed, our network infrastructure in the San Francisco Bay Area will allow us to provide major organizations throughout the region with a high capacity on-ramp to the information superhighway."

Metromedia Fiber Network's intra-city networks are being constructed in major Tier One markets, connecting key corporate centers, government buildings, and the major switching centers of local and long distance carriers. The networks employ state-of-the-art fiber optic infrastructure and a ring configuration to provide customers with diverse routing.

"By expanding into the San Francisco Bay Area, we will have established the necessary foothold to launch a West Coast network mirroring our current network in the Northeast. We expect to continue to expand the number of intra-city networks in Tier One cities in the future, enhancing


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our position as the company that is eliminating the bandwidth barrier for the largest users of communications services," Finkelstein said.

Headquartered in the New York area, Metromedia Fiber Network provides technologically advanced, high-bandwidth, private, fiber optic communications infrastructure within major U.S. markets. The Company provides its infrastructure to communications carriers competing in the local, long distance, wireless, and Internet markets as well as corporate and government customers requiring secure communications networks for the transmission of large amounts of voice, data, and video. Metromedia Fiber Network currently operates a fiber optic metropolitan area network in New York and is developing local fiber optictly operates a fiber optic metropolitan area network in New York and is developing local fiber optic-bandwidth, private, fiber optic communications infrastructure within major U.S. markets. The Company provides its infrastructure to communications carrier and will begin providing international bandwidth capacity between the United States and the United Kingdom in 1998. For more information about Metromedia Fiber Network, please visit the company's Web site at www.mmfn.com.


THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN TECHNOLOGY AND METHODS OF MARKETING, AND VARIOUS OTHER FACTORS BEYOND THE COMPANY'S CONTROL. THIS ALSO INCLUDES SUCH FACTORS AS DESCRIBED FROM TIME TO TIME IN THE SEC REPORTS FILED BY METROMEDIA FIBER NETWORK, INCLUDING THE MOST RECENTLY FILED FORM 10-Q.

MEDIA RELATIONS                         INVESTOR RELATIONS
Judy Sweeney/David King                 Eric Leeds
G. S. Schwartz & Co.                    G. A. Kraut Company Inc.
212-725-4500                            212-696-5600
dking@schwartz.com